                                              96588971

File Number  5869-212-3
                                        - Dept-01 RECORDING   $35.00
                                        - T 7777 TRAN 6997 08/01/96 11:27:00
                                        -  4890   RH  *-96-588971
                                        -   COOK COUNTY RECORDER



STATE OF ILLINOIS
OFFICE OF
THE SECRETARY OF STATE

WHEREAS, Articles of Amendment to the Articles of Incorporation of First Enterprise Financial Group, Inc. Incorporated under the Laws of the State of Illinois have been filed in the office of the Secretary of State as provided by the Business Corporation Act of Illinois, in force July 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 26th day of July A.D. 1996 and of the Independence of the United States the two hundred and 21st

[SEAL OF ILLINOIS LOGO]
                                        /s/ George H. Ryan
                                        ---------------------
                                        George H. Ryan
                                        Secretary of State

Form BCA-10.30            ARTICLES OF AMENDMENT
(Rev. Jan. 1995)                                               File # 5869-212-3
--------------------------------------------------------------------------------
George H. Ryan                                            SUBMIT IN DUPLICATE
Secretary of State                                       This space for use by
Department of Business Services                            Secretary of State
Springfield, IL  62756
Telephone (217) 782-1832                                  Date:  07-26-96
                                                          Franchise Tax:  $
Remit payment in check or money                           Filing Fee*     $25.00
order, payable to "Secretary of State."                   Penalty:        $
                                                          Approved:
*The filing fee for articles of
amendment - $25.00
--------------------------------------------------------------------------------
1. CORPORATE NAME:  FIRST ENTERPRISE FINANCIAL GROUP, INC.
                    ------------------------------------------------------------
                                                                      (Note 1)
2. MANNER OF ADOPTION OF AMENDMENT:
       The following amendment of the Articles of Incorporation was adopted on July 16, 1996 in the manner indicated below. ("X" one box only)

   [ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                                       (Note 2)

   [ ] By a majority of the board of directors, in accordance with Section
       10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                       (Note 2)

   [ ] By a majority of the board of directors, in accordance with Section
       10.15, shares having been issued but shareholder action not being required for the adoption of the amendment; (Note 3)

   [ ] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                       (Note 4)


   [ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with
       Section 7.10;
                                                                  (Notes 4 & 5)

   [X] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                       (Note 5)

3.  TEXT OF AMENDMENT:
    a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

        Article I:  The name of the corporation is:

        No Change
-------------------------------------------------------------------------------
                                  (NEW NAME)


                All changes other than name, include on page 2
                                    (over)

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows:
    (If not applicable, insert "No change")

        SEE EXHIBIT B ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

    (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

        No Change

    (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

        No Change

                                        Before Amendment    After Amendment


                        Paid-in Capital  $                  $
                                           ----------------   ---------------

  (COMPLETE EITHER ITEM 6 OR 7 BELOW. ALL SIGNATURES MUST BE IN BLACK INK.)


6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated  July 17, 1996                     FIRST ENTERPRISE FINANCIAL GROUP, INC.
                                         ---------------------------------------
                                         (Exact Name of Corporation at date of
                                         execution)

attested by /s/ Paul A. Stinneford      by /s/ Robert J. Harker
            ------------------------       ------------------------------------
            (Signature of Secretary        (Signature of President or Vice
            or Assistant Secretary)        President)

                                           Robert J. Harker, Vice President
            Paul A. Stinneford -           ------------------------------------
            Secretary                      (Type or Print Name and Title)
            ------------------------
            (Type or Print Name and
            Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.


                                      OR

    If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.


    The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

    Dated                   19
           ----------------,   --


    -------------------------------------   ----------------------------------

    -------------------------------------   ----------------------------------

    -------------------------------------   ----------------------------------

    -------------------------------------   ----------------------------------

                                   EXHIBIT A
                                   ---------

WHEREAS, the total number of shares which the Corporation is currently authorized to issue is as follows:

                                   NUMBER OF
                      PAR VALUE    AUTHORIZED
CLASS     SERIES      PER SHARE      SHARES
-----     ------      ---------    ----------
Common     None         $.01       17,937,920

Class B    None         $.01        2,062,080
Common

WHEREAS, the undersigned directors and shareholders of this Corporation have deemed it to be in the best interests of the Corporation to amend the Articles of Incorporation of the Corporation to provide for (i) the deletion of the aforesaid Class B authorized shares of Common Stock; (ii) the conversion of the currently authorized 2,062,080 shares of Class B Common Stock into 2,062,080 authorized shares of Common Stock resulting in an aggregate of 20,000,000 authorized shares of Common Stock; and (iii) the automatic conversion of the currently issued and outstanding 1,015,569 shares of Class B Stock on a one-for-one basis into 1,015,569 shares of Common Stock resulting in an aggregate of 3,077,649 issued and outstanding shares of Common Stock (collectively referred to hereinafter as the "Amendment Provisions") effective upon filing Articles of Amendment to the Articles of Incorporation with the Illinois Secretary of State.

NOW, THEREFORE, BE IT RESOLVED, that the Amendment Provisions be, and they hereby are, duly adopted by the undersigned shareholders and directors.


RESOLVED, that Item 4, Paragraph 1 of the Articles of Incorporation of the Corporation be, and it hereby is, amended by striking Paragraph 1 in its entirety and inserting in lieu thereof the following Paragraph 1:

            ITEM 4. PARAGRAPH 1:  AUTHORIZED SHARES

            The number of shares which the corporation is authorized to issue by class is:



                      PAR VALUE    NUMBER OF SHARES
CLASS     SERIES      PER SHARE       AUTHORIZED
-----     ------      ---------    -----------------
Common    None          $.01       20,000,000

FURTHER RESOLVED, that the proper officers of this Corporation be, and they hereby are, authorized and directed, in the name of and on behalf of this Corporation, to execute and cause to be filed with the Secretary of State of Illinois Articles of Amendment to the Articles of Incorporation of this Corporation, and to execute any such further documents and to carry out any such further actions as shall be deemed necessary and proper to carry out the intents and purposes of the foregoing resolutions.

                                  EXHIBIT B
                                  ---------

     Effective upon filing these Articles of Amendment to the Articles of Incorporation, the currently issued and outstanding 1,015,569 shares of Class B Common Stock will be automatically converted into 1,015,569 shares of Common Stock which, when added to the currently issued 2,062,080 shares of Common Stock, results in an aggregate of 3,077,649 issued and outstanding shares of Common Stock.






                                     B-1